UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2025

Cadrenal Therapeutics, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-41596	88-0860746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 A1A North, Suite 306

Ponte Vedra, Florida 32082

(Address of principal executive offices and zip code)

(904) 300-0701

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CVKD	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2025, Cadrenal Therapeutics, Inc. (the “Company”) entered into an employment agreement with James J. Ferguson III (the “Employment Agreement”), effective as of February 5, 2025 (the “Effective Date”), to employ Dr. Ferguson as the Company’s Chief Medical Officer. The Employment Agreement provides for (i) an annual base salary of $505,000, (ii) a discretionary annual bonus of up to 40% of his base salary upon achievement of objectives as may be determined by the Compensation Committee of the Company’s board of directors, and (iii) a stock option award for 60,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which options shall vest 25% on March 1, 2026, with the balance vesting pro rata over thirty-six (36) months. Dr. Ferguson is also bound by confidentiality provisions.

If, after the six month anniversary, but prior to the one year anniversary, of the Effective Date, the Employment Agreement is terminated by the Company without Cause or by Dr. Ferguson for Good Reason (as such terms are defined in the Employment Agreement), Dr. Ferguson will be entitled to receive continuation of payment of his base salary and the payment of his COBRA premiums for a period of six months. On or after the one-year anniversary of the Effective Date, if the Employment Agreement is terminated by the Company without Cause or by Dr. Ferguson for Good Reason, he will be entitled to receive continuation of payment of his base salary and the payment of his COBRA premiums for a period of 12 months. The Employment Agreement also provides for severance payments in connection with a Change of Control (as such term is defined in the Employment Agreement).

The Company also entered into its standard form of indemnification agreement with Dr. Ferguson.

Dr. Ferguson, age 71, is a well-recognized, industry-leading academic and clinical expert with over 25 years of experience in the cardiovascular space. Prior to joining the Company he served as the Chief Medical Officer of Matinas BioPharma Holdings, Inc. from February 2019 until October 2024 and as the Cardiovascular and Bone Therapeutic Area Head for U.S. Medical Affairs, at Amgen, multinational biopharmaceutical company, from 2016 to 2019. Prior to Amgen Dr. Ferguson held a number of senior positions at AstraZeneca, a multinational pharmaceutical and biopharmaceutical company, including Vice President of U.S. Cardiovascular Medical and Scientific External Relations, Therapeutic Area Vice President of Cardiovascular Global Medical Affairs, U.S. Development Brand Leader for BRILINTA®, and Senior Director, Clinical Research. Before joining AstraZeneca, he was Vice President of Surgical and Critical Care for The Medicines Company. In addition, Dr. Ferguson had more than 20 years of academic experience as the Associate Director of Clinical Cardiology Research at the Texas Heart Institute, Co-Director of the Cardiology Fellowship Training Program at St. Luke’s Episcopal Hospital in Houston, where he was an Associate Professor of Medicine at Baylor College of Medicine, and a Clinical Assistant Professor at the University of Texas Health Science Center at Houston. Dr. Ferguson has served on the Editorial Board of numerous peer-reviewed journals and has over 400 publications and book chapters. Dr. Ferguson received his B.A. (cum Laude) in Biology from Harvard University, his M.D. from the University of Pennsylvania School of Medicine and completed his post-graduate training at the University of Michigan Medical Center, Ann Arbor, Michigan and Beth Israel Hospital, Boston, Massachusetts.

There are no family relationships between Dr. Ferguson and any of the Company’s directors or executive officers. In addition, except as set forth above, Dr. Ferguson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 4, 2025, the Company terminated its employment relationship with its Chief Medical Officer, Douglas Losordo, on a mutual amicable basis. On February 7, 2025, the Company entered into a severance and release letter agreement (the “Severance Agreement”), with Dr. Losordo. Pursuant to the Severance Agreement, Dr. Losordo will receive (i) a continuation of his base salary for six months, (ii) a lump sum payment equal to 50% of his annual target cash bonus for fiscal 2025, (iii) reimbursement of COBRA premiums for up to six (6) months, and (iv) accelerated vesting of all outstanding options issued to him, which shall remain exercisable until their original expiration date. Within seven days of Dr. Losordo’s execution of the Severance Agreement, he may revoke the terms thereof. Therefore, the Severance Agreement shall not be effective or enforceable until the seven-day revocation period has expired.

The Severance Agreement contains a general release of all claims against the Company and its current and former officers, directors, employees and agents, and a non-disparagement clause relating to the Company or any released party.

The foregoing description of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Severance Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events.

On February 6, 2025, the Company issued a press release announcing the appointment of Dr. Ferguson as the Company’s Chief Medical Officer. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Employment Agreement between Cadrenal Therapeutics, Inc. and James J. Ferguson III, effective February 5, 2025
10.2	Severance and Release Letter Agreement, dated February 7, 2025, between Cadrenal Therapeutics, Inc. and Douglas Losordo
99.1	Press Release issued by Cadrenal Therapeutics, Inc. on February 6, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2025	CADRENAL THERAPEUTICS, INC.

	By:	/s/ Quang Pham
	Name:	Quang Pham
	Title:	Chairman and Chief Executive Officer

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